Exhibit 99.2

Intranet Article Title / Email Subject Line: A Message From Pierce Norton and Jesse Arenivas on Merger Agreement

Intranet Article Subtitle: ONEOK Announces Agreement to Acquire Remaining Publicly Held Common Units in EnLink Midstream in a Tax-Free Transaction

To All ONEOK and EnLink Employees:

We are pleased to share that we’ve taken the next step in our combined journey toward becoming one company. Today, ONEOK and EnLink announced a definitive merger agreement under which ONEOK will acquire all the outstanding publicly held common units of EnLink for $4.3 billion in ONEOK common stock. Read additional details in our press release.

While today’s announcement is an important step forward, the merger is subject to approval of a majority of the outstanding EnLink common units, including the approximately 44% of common units owned by ONEOK, and other customary closing conditions. Completion of the transaction is expected to occur in the first quarter of 2025. We will share more details on the unitholder vote when available. A separate vote by ONEOK shareholders is not required under the terms of the merger agreement.

Our joint Integration Management Office is thoughtfully planning the future integration of EnLink into ONEOK, and we will continue sharing updates on this process through the Integration Hubs on ONEOK’s and EnLink’s intranet sites.

In the spirit of this week’s holiday, we give thanks to our employees who make these companies special and to the families and loved ones who support each of you every day. We’d also like to offer special thanks to the employees who will continue safe and reliable operations for both companies over the upcoming holiday.

As always, please remain focused on safety as we continue this journey together.

Sincerely,

Pierce Norton

President and CEO of ONEOK

Chairman of the EnLink Midstream Board of Directors

Jesse Arenivas

President and CEO of EnLink Midstream

NO OFFER OR SOLICITATION:

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where To Find It:

In connection with the proposed transaction, ONEOK will file with the SEC a registration statement on Form S-4 (the “Registration Statement”) to register the shares of ONEOK’s common stock to be issued pursuant to the proposed transaction, which will include a prospectus of ONEOK and a proxy statement of EnLink (the “proxy statement/prospectus”). Each of ONEOK and EnLink may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Registration Statement, proxy statement/prospectus or any other document which ONEOK or EnLink may file with the SEC in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO, AND RELATED MATTERS. After the Registration Statement has been declared effective, the definitive proxy statement/prospectus (if and when available) will be mailed to EnLink unitholders. Investors and security holders will be able to obtain free copies of the Registration Statement and proxy statement/prospectus, as each may be amended or supplemented from time to time, and other relevant documents filed by ONEOK and EnLink with the SEC (if and when available) through the website maintained by the SEC at www.sec.gov.  Copies of documents filed with the SEC by ONEOK, including the proxy statement/prospectus (when available) will be available free of charge from ONEOK’s website at www.oneok.com under the “Investors” tab. Copies of documents filed with the SEC by EnLink, including the proxy statement/prospectus (when available) will be available free of charge from EnLink’s website at www.enlink.com under the “Investors” tab.

Participants in the Solicitation:

ONEOK, EnLink and certain of their (or EnLink’s managing member’s) respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about ONEOK’s directors and executive officers is available in ONEOK’s Annual Report on Form 10-K for the 2023 fiscal year filed with the SEC on February 27, 2024, and its revised definitive proxy statement for the 2024 annual meeting of shareholders filed with the SEC on May 1, 2024, and in the proxy statement/prospectus (when available). Information about the directors and executive officers of EnLink’s managing member is available in its Annual Report on Form 10-K for the 2023 fiscal year filed with the SEC on February 21, 2024, and in the proxy statement/prospectus (when available). Other information regarding the participants in the solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Registration Statement, the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. Copies of the documents filed with the SEC by ONEOK and EnLink will be available free of charge through the website maintained by the SEC at www.sec.gov. Additionally, copies of documents filed with the SEC by ONEOK, including the proxy statement/prospectus (when available) will be available free of charge from ONEOK’s website at www.oneok.com and copies of documents filed with the SEC by EnLink, including the proxy statement/prospectus (when available) will be available free of charge from EnLink’s website at www.enlink.com.